SCHEDULE F

       Liberty Corner Standard & Poor's Commodity Index Total Return Fund


-------------------------------------------------- ----------------------------- ----------------------------------
                                                       INSTITUTIONAL SHARES               CLASS A SHARES
-------------------------------------------------- ----------------------------- ----------------------------------
Liberty Corner Standard & Poor's  Commodity Index
Total Return Fund                                               X                                X
-------------------------------------------------- ----------------------------- ----------------------------------

                                                                       EXHIBIT L

                        LIBERTY CORNER STANDARD & POOR'S
                        COMMODITY INDEX TOTAL RETURN FUND

                        CERTIFICATE OF CLASS DESIGNATION

                              Institutional Shares


1.           CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

             Institutional Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.           ELIGIBILITY OF PURCHASERS

             Institutional Shares are available to certain individual investors and institutional investors investing for their own or their customers' accounts and may require a minimum initial investment (as described in the prospectus).

3.           EXCHANGE PRIVILEGES

             Institutional Shares do not currently have an exchange privilege.

4.           VOTING RIGHTS

             Each shareholder of Institutional Shares will have one vote for each full Institutional Share held and a fractional vote for each fractional Institutional Share held. Shareholders of Institutional Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Shares (such as a distribution plan or service agreement relating to Institutional Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Shares differ from the interests of holders of any other class.

5.           CONVERSION RIGHTS

             Institutional Shares do not have a conversion feature.

                                                                       EXHIBIT M

                        LIBERTY CORNER STANDARD & POOR'S
                        COMMODITY INDEX TOTAL RETURN FUND

                        CERTIFICATE OF CLASS DESIGNATION

                                 Class A Shares


1.           CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

             Class A Shares are sold with a load or sales charge (as described in the prospectus) but are not subject to a Rule 12b-1 fee.

2.           ELIGIBILITY OF PURCHASERS

             Class A Shares are available to individual and retail customers and may require a minimum initial investment (as described in the prospectus).

3.           EXCHANGE PRIVILEGES

             Class A Shares do not currently have an exchange privilege.

4.           VOTING RIGHTS

             Each shareholder of Class A Shares will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Shareholders of Class A Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A Shares (such as a distribution plan or service agreement relating to Class A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class A Shares differ from the interests of holders of any other class.

5.           CONVERSION RIGHTS

             Class A Shares do not have a conversion feature.